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                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]   Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[_]   Definitive Proxy Statement

[_]   Definitive Additional Materials

[_]   Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                               GMX RESOURCES INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                 NOT APPLICABLE
--------------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[_]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)   Title of each class of securities to which transaction applies:
           ______________________________________________________________.

      2)   Aggregate number of securities to which transaction applies:
           ______________________________________________________________.

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
           ______________________________________________________________.

      4)   Proposed maximum aggregate value of transaction: _____________.

      5)   Total fee paid: ___________________.

[_]   Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)   Amount Previously Paid: __________________.

      2)   Form, Schedule or Registration Statement No.: _________________.

      3)   Filing Party: __________________________.

      4)   Date Filed: ___________________________.

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

                           PRELIMINARY PROXY MATERIAL
                           --------------------------

                               GMX RESOURCES INC.
                         9400 NORTH BROADWAY, SUITE 600
                          OKLAHOMA CITY, OKLAHOMA 73114
                                 (405) 600-0711

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 17, 2005

TO THE SHAREHOLDERS OF GMX RESOURCES INC.:

      The Annual Meeting of Shareholders of GMX RESOURCES INC. (referred to herein as the "Company" or "GMX"), will be held on Tuesday, May 17, 2005, at 10:00 a.m. at the Company's principal corporate office, 9400 North Broadway, Suite 600, Oklahoma City, Oklahoma 73114, for the following purposes:

      1. To elect five directors to serve for the ensuing year or longer periods for some directors, depending on whether the Company's proposed amendment to its Certificate of Incorporation to create a classified board of directors is approved by the shareholders, and in each instance until their successors are elected and qualified.

      2. To consider and act upon a proposed amendment to the Company's Certificate of Incorporation to create a classified board of directors.

      3. To consider and act upon the proposed authorization of a shareholder rights plan by the Company.

      4. To ratify the selection of Smith, Carney & Co., P.C. as the Company's independent registered public accounting firm for the year ending December 31, 2005.

      5. To transact such other business as may come before the meeting or any adjournment thereof.

      The meeting may be adjourned from time to time and, at any reconvened meeting, action with respect to the matters specified in this notice may be taken without further notice to the shareholders, unless required by applicable law or the bylaws of the Company.

      Only shareholders of record at the close of business on April 14, 2005, are entitled to notice of, and to vote at, the meeting. A list of such shareholders will be available at the meeting and at the Company's principal corporate office, 9400 North Broadway, Suite 600, Oklahoma City, Oklahoma 73114, for ten days before the meeting.

      All shareholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a proxy issued in your name by the record holder.

                                       BY ORDER OF THE BOARD OF DIRECTORS


                                       -------------------------------------
                                       Ken L. Kenworthy, Sr., Secretary

Oklahoma City, Oklahoma
April ___, 2005

                               GMX RESOURCES INC.
                         9400 NORTH BROADWAY, SUITE 600
                          OKLAHOMA CITY, OKLAHOMA 73114
                                 (405) 600-0711

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON MAY 17, 2005

      The following information is furnished in connection with the Annual Meeting of Shareholders (the "Annual Meeting") of GMX RESOURCES INC., an Oklahoma corporation, to be held on Tuesday, May 17, 2005, at 10:00 a.m. at the Company's principal corporate office, 9400 North Broadway, Suite 600, Oklahoma City, Oklahoma 73114. This Proxy Statement will be mailed on or about April 25, 2005, to holders of record of common stock as of the record date.

      The record date and time for determining shareholders entitled to vote at the Annual Meeting have been fixed at the close of business on April 15, 2005. On that date, the Company had outstanding ________________ shares of common stock. Each outstanding share of common stock is entitled to one vote.

      The enclosed proxy for the Annual Meeting is being solicited by the Company's board of directors. The Company will bear the entire cost of such solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

      Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal corporate office, 9400 North Broadway, Suite 600, Oklahoma City, Oklahoma 73114, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

      The board of directors has fixed the number of directors constituting the board at five and has nominated the current five members of the board for re-election. Currently directors are elected annually for a term of one year. If the proposal to approve a classified board of directors is approved at the Annual Meeting, directors will serve for a term of three years, except for the initial terms of the Class I and the Class II directors (see Proposal No. 2 - Amendment of Certificate of Incorporation to Provide for Classified Board of Directors).

      Each director, if elected, will hold office until the expiration of his term and until his successor is duly elected and qualified, or until such director's earlier death, resignation or removal. Each nominee has agreed to serve if elected, and the Company has no reason to believe that any nominee will be unable to serve. Should any of the nominees named below cease to be a nominee at or prior to the Annual Meeting, the shares represented by the enclosed proxy will be voted in favor of the remainder of the nominees named below and for such substitute nominees, if any, as may be designated by the board of directors and nominated by either of the proxies named in the enclosed proxy. Proxies cannot be voted for a greater number of nominees than the number of nominees named herein.

ELECTION THRESHOLD

      The five nominees for directorships receiving a plurality of the votes cast by shareholders at the Annual Meeting will be elected.

RECOMMENDATION OF THE BOARD

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE NAMED NOMINEES.

            The nominees for directors of the Company are as follows:

                                                                       DIRECTOR
                                                                        OF GMX
NAME                      AGE   POSITION(S) CURRENTLY HELD               SINCE
----                      ---   --------------------------               -----
Ken L. Kenworthy, Jr.      48   President, Chief Executive Officer and    1998
                                Director
Ken L. Kenworthy, Sr.      69   Executive Vice President, Secretary,      1998
                                Treasurer, Chief Financial Officer and
                                Director
T. J. Boismier             70   Director                                  2001
Steven Craig               48   Director                                  2001
Jon W. "Tucker" McHugh     60   Director                                  2005

      For information with respect to the business backgrounds of each of the Company's directors and certain familial relationships, please see Part III,
Item 9, in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004, a copy of which is enclosed.

                          BOARD COMMITTEES AND MEETINGS

BOARD OF DIRECTORS MEETINGS

      During the year ended December 31, 2004, the board of directors held six meetings. All directors in office at the time of such meetings attended all of the meetings of the board of directors held during 2004.

COMPENSATION OF DIRECTORS

      For information with respect to this matter, please see Part III, Item 10, in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004, a copy of which is enclosed.

BOARD COMMITTEES

      The Company's board of directors has an Audit Committee, a Compensation Committee and a Nominating Committee, each of which consisted of Messrs. T. J. Boismier and Steven Craig during 2004. All committee members attended all of the meetings of such committees held during 2004. Upon his appointment to the board of directors in January 2005, Mr. Jon "Tucker" McHugh was appointed to the Audit Committee, such that the Audit Committee presently consists of three members as required by applicable SEC rules.

      The Audit Committee's functions include approving the engagement of the Company's independent registered public accounting firm, reviewing with such firm the results and scope of its auditing engagement, establishing procedures for the treatment of complaints regarding accounting, internal accounting control or auditing matters, and various other matters. This committee met five times in 2004. The Audit Committee operates under a formal written charter adopted by the board of directors. The board of directors has determined that all three of the Audit Committee members are independent under applicable NASDAQ standards.

      The Compensation Committee is responsible for establishing compensation policies and levels for the Company's chief executive officer and other senior officers. This committee makes recommendations to the board of directors of the Company with respect to the various executive compensation plans that have been or may be adopted by the Company, as well as the specific compensation levels of executive officers. The Compensation Committee met two times in 2004. The Compensation Committee operates under a formal written charter adopted by the board of directors.

      The Nominating Committee was formed in May 2004, and its function is to assist the board in selecting and screening nominees for the board and to oversee various corporate governance matters. The Nominating Committee operates under a formal written charter adopted by the board of directors. This committee met one time in 2004. The board of directors has determined that both of the members of the Nominating Committee are independent under applicable NASDAQ standards.

CORPORATE GOVERNANCE

      The Company adopted a Code of Business Conduct and Ethics in December 2003. The Code of Business Conduct and Ethics is applicable to all employees and directors, including the Company's principal executive, financial and accounting officers. A copy of the Code of Business Conduct and Ethics as well as the charters for the Audit, Compensation and Nominating Committees are available at the Company's web site, www.gmxresources.com. The Company intends to disclose amendments to, or waivers from, its Code of Business Conduct and Ethics by posting to its web site.

      NASDAQ rules require that the Company's independent directors meet in executive session on a regular schedule. The Company provides the independent directors with the opportunity to meet in executive session before or after every board meeting. The Company presently has three independent directors, Messrs. Boismier, Craig and McHugh. The board has adopted the independence criteria of the NASDAQ corporate governance rules to determine the independence of its directors. The board has determined that each of Messrs. Boismier, Craig and McHugh are independent under such criteria. In addition, the board has determined that Messrs. Boismier, Craig and McHugh meet the independence requirements of the Securities and Exchange Commission ("SEC") and the NASDAQ for service on the Audit Committee. The board has also determined that Mr. McHugh qualifies as a "financial expert" as defined by the rules of the SEC based on his experience and education.

      The Company's Nominating Committee Charter provides that any person, including any shareholder, desiring to communicate with, or make any concerns known to, the Company, directors generally, non-management directors or an individual director only, may do so by submitting them in writing to the Company's Corporate Secretary, with information to identify the person submitting the communication or concern, including the name, address, telephone number and an e-mail address (if applicable), together with information indicating the relationship of such person to the Company. The Company's Corporate Secretary is responsible for maintaining a record of any such communications or concerns and submitting them to the appropriate addressee(s) for potential action or response. The Company will establish the authenticity of any communication or concern before forwarding it to the addressee. Under the Nominating Committee Charter, the Company is not obligated to investigate or forward any anonymous submissions from persons who are not employees of the Company.

      The Company does not have a specific policy regarding board members' attendance at annual meetings of shareholders, although, as a general rule, all directors usually attend such meetings. At the 2004 annual meeting of shareholders, all directors then serving on the board attended the meeting except Messrs. Boismier and Craig.

      The Company's Nominating Committee Charter provides that the Nominating Committee is responsible for assessing the skills and characteristics of board members and for screening potential board candidates. The criteria for nomination of directors are set forth in the Nominating Committee Charter, and the Charter does not address specific minimum qualifications or skills that a nominee or board member must have. The process used by the Nominating Committee for identifying and evaluating nominees for the Company's board consists of reviewing qualifications of candidates suggested by management, other board members or shareholders.

      Under the Nominating Committee Charter, the Nominating Committee will consider recommendations from shareholders for nomination as a board member. Any such recommendation should be addressed to the Company's Corporate Secretary and should contain (i) the name, address and telephone number and number of shares owned by the shareholder making the recommendation and a statement that the shareholder has a good faith intent to remain as a shareholder until the Company's next annual meeting of shareholders; (ii) the information about the proposed nominee that would be required to be disclosed by the applicable rules of the Securities and Exchange Commission if the nominee were nominated; (iii) a description of any relationship between the nominee and the shareholder making the recommendation; (iv) any additional information that the shareholder desires to submit addressing the reasons that the nominee should be nominated to the board; and (v) a consent of the nominee to be interviewed by the Nominating Committee if requested and to serve on the board if nominated and elected. Any recommendation should be submitted at least 120 days prior to the first anniversary of the date of the proxy statement for the prior annual meeting of shareholders. There are no specific minimum qualifications for shareholder nominees. The Company has not previously received nominees from common shareholders and, accordingly, is unable to determine whether the process for evaluation of shareholder nominees differs from the process for evaluation of other nominees.

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee has met and held discussions with management and the Company's independent registered public accounting firm. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the Company's independent registered public accounting firm. The Audit Committee discussed with the Company's independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61.

      The Audit Committee has received from its independent registered public accounting firm the written disclosures and the letter required by Independence Standards Board Standard No. 1, relating to their independence, and the Audit Committee discussed with such independent registered public accounting firm that firm's independence.

      Based on the Audit Committee's discussion with management and the Company's independent registered public accounting firm and its review of the representation of management and the report of such independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the board of directors include the audited financial statements in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004.

      -- T. J. Boismier, Steven Craig and Jon "Tucker" McHugh, members of the Audit Committee

                 INFORMATION CONCERNING INDEPENDENT ACCOUNTANTS

      The Audit Committee has approved Smith, Carney & Co., P.C. ("Smith Carney") as the Company's independent registered public accounting firm for the year ending December 31, 2005. Smith Carney also served as the Company's independent registered public accounting firm for the year ending December 31, 2004. Representatives of Smith Carney are not expected to be present at the Annual Meeting, but they will be given the opportunity to make a statement if they attend and so desire. Unless such representatives attend the Annual Meeting, they will not be available to the shareholders to respond to appropriate questions.

      KPMG LLP ("KPMG") served as the Company's independent registered public accounting firm for the year ending December 31, 2003. For information with respect to the replacement of KPMG by Smith Carney, please see Part II, Item 8, in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004, a copy of which is enclosed.

AUDIT AND OTHER FEES

      For information with respect to this matter, please see Part III, Item 14, in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004, a copy of which is enclosed.

                                 PROPOSAL NO. 2
                    AMENDMENT OF CERTIFICATE OF INCORPORATION
                  TO PROVIDE FOR CLASSIFIED BOARD OF DIRECTORS

      The board of directors has unanimously approved and recommended that the shareholders approve an amendment of the Company's Certificate of Incorporation to provide for the classification of the board of directors into three classes of directors with staggered terms of office (the "Classified Board Amendment"). A copy of the proposed Classified Board Amendment is attached to this Proxy Statement as Appendix A. If approved, the Classified Board Amendment will take effect immediately following the Annual Meeting and will be effective with respect to the directors elected at the Annual Meeting, as described below.

DESCRIPTION OF PROPOSAL

      Neither the Company's Certificate of Incorporation nor its bylaws presently in effect specify a particular term of office for its directors. Rather, the directors of the Company currently are elected to serve until their successors are duly elected and have qualified. It has been the recent practice of the Company to elect directors annually. However, the Oklahoma General Corporation Act (the "Act") permits a corporation to have a classified board of directors.

      The proposed Classified Board Amendment provides that, immediately upon approval, the Company's board of directors will be divided into three classes of as nearly equal number as possible. One class of directors ("Class I") would hold office initially for a term expiring at the Company's 2006 annual meeting. Another class of directors ("Class II") would hold office initially for a term expiring at the Company's 2007 annual meeting. Finally, another class of directors ("Class III") would hold office initially for a term expiring at the Company's 2008 annual meeting. At each successive annual meeting, commencing in 2006, the successors to the directors whose terms expire at that annual meeting would be elected for a term of office to expire on the third succeeding annual meeting after their election and until their successors have been duly elected and qualified.

      Assuming the election of each of the nominees for director set forth above in Proposal No. 1 - Election of Directors, upon approval of the Classified Board Amendment, the Company's board of directors will automatically, without further action by the shareholders, be classified as set forth below:

CLASS                          TERM                            DIRECTOR(S)
-----                          ----                            -----------
Class I          Term expiring at 2006 annual meeting        T. J. Boismier
Class II         Term expiring at 2007 annual meeting         Steven Craig
                                                           Ken L. Kenworthy, Sr.
Class III        Term expiring at 2008 annual meeting     Jon W. "Tucker" McHugh
                                                           Ken L. Kenworthy, Jr.

      The proposed Classified Board Amendment may significantly extend the time required to effect a change in control of the board of directors and may discourage hostile takeover bids for the Company. Currently, a change in control of the board of directors can be made by shareholders holding a plurality of the votes cast at a single annual meeting. Unless the Company's Certificate of Incorporation is further amended (see below), if the Company implements a classifed board of directors, it could take at least two annual meetings even for shareholders holding a majority of the votes cast at a single meeting to make a change in control of the board of directors, because only a minority of the directors will be scheduled for election at each annual meeting.

      The Classified Board Amendment also provides that a director or the entire board of directors of the Company may only be removed, whether with or without cause, at a meeting of the shareholders called expressly for that purpose by the affirmative vote of holders at least two-thirds of the Company's outstanding shares then entitled to vote in an election of directors. In the event a vacancy in the board of directors occurs for any reason, including but not limited to the creation of new directorships or the removal or resignation of an existing director, the Classified Board Amendment provides that such vacancy may be filled only by the affirmative vote of at least two-thirds of the directors then in office, although less than a quorum. Any director so appointed to fill a vacancy on the board of directors will hold office until the next election of the class to which he or she is appointed.

      If the Classified Board Amendment is approved by the shareholders, it can only be amended, repealed or otherwise altered by the affirmative vote of the holders of at least two-thirds of the Company's outstanding shares then entitled to vote in an election of directors.

ADVANTAGES OF A CLASSIFIED BOARD

      The Company's board of directors believes that the staggered three-year term of a classified board, with its election of approximately one-third of the directors each year, will help to assure the continuity and stability of the Company's long-term policies in the future, since a majority of the directors at any given time will have prior experience as directors of the Company. The board of directors believes that such continuity and stability will facilitate long-term strategic planning and promote the creation of long-term value for shareholders. In addition, the Company's board of directors believes that having a classified board of directors in place will enhance its ability to protect the interests of the Company's shareholders in the event of an unsolicited offer for the Company by making an attempted takeover of the Company more difficult. The proposal is not, however, in response to any effort of which the Company is aware to accumulate the Company's stock or to obtain control of the Company. Rather, the Company's board of directors wishes to protect shareholder investments in the Company by ensuring that unsolicited bidders will not be in a position to place undue pressure on the Company's board of directors or shareholders and that the ability of the board of directors to negotiate with any potential acquirer is from the strongest practical position, which is in the interest of all shareholders. The Company's board of directors believes that the existence of a classified board will encourage any potential acquirer to negotiate directly with the board of directors, thereby giving the board added leverage in such negotiations.

DISADVANTAGES OF A CLASSIFIED BOARD

      Because of the additional time required to change control of the Company's board of directors, a classified board of directors will tend to perpetuate the present board of directors and will have the effect of making it more difficult to remove directors from the board. Without the ability to obtain immediate control of the Company's board of directors, a takeover bidder will not be able to take action to remove other impediments to its acquisition of the Company. Because a classified board will increase the amount of time required for a takeover bidder to obtain control of the Company without the cooperation of the Company's board of directors, even if the takeover bidder were to acquire a majority of the Company's outstanding voting stock, it will tend to discourage certain takeover bids, perhaps including some takeover bids which the shareholders may believe would be in their best interests. This concern is amplified by the existence of other takeover defenses, such as a shareholder rights plan (see Proposal No. 3 - Authorization of Shareholder Rights Plan). A classified board will also make it more difficult for the existing shareholders to change the composition of the Company's board of directors, even if the shareholders believe such a change would be desirable.

APPROVAL REQUIRED

      To be effective, the Classified Board Amendment must be approved by the holders of a majority of the Company's outstanding common stock at the Annual Meeting.

RECOMMENDATION OF THE BOARD

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE CLASSIFIED BOARD AMENDMENT.

                                 PROPOSAL NO. 3
                    AUTHORIZATION OF SHAREHOLDER RIGHTS PLAN

      The board of directors has determined to ask the shareholders for authorization to adopt and implement a shareholder rights plan, commonly referred to as a "poison pill," to provide for the issuance of certain rights to the holders of shares of common stock of the Company within certain parameters (the "Shareholder Rights Plan"). If authorized, the board of directors intends to adopt and implement the Shareholder Rights Plan as soon as practicable following the Annual Meeting. Set forth below is a summary of the principal terms and conditions that such Shareholder Rights Plan would include.

      Neither the Company's bylaws nor other governing documents or law require shareholder authorization or approval of the Shareholder Rights Plan or any similar arrangement. However, the board of directors has elected to request shareholder authorization to adopt the Shareholder Rights Plan as a matter of good corporate practice, consistent with the 2005 Corporate Governance Policy issued by Institutional Shareholder Services.

DESCRIPTION OF PROPOSAL

      The Shareholder Rights Plan is designed to protect the shareholders of the Company from coercive or otherwise unfair proposals to take over the Company by imposing a significant penalty on any person acquiring 20% or more of the Company's outstanding common stock. As described in more detail below, the Shareholder Rights Plan generally provides that upon the acquisition of common stock by any person or group (other than certain exempt persons) resulting in the person or group beneficially owning 20% or more of the Company's outstanding common stock (an "Acquiring Person"), the holders of the Company's common stock other than the Acquiring Person will have the right to acquire preferred or common stock of the Company at a favorable price. The Shareholder Rights Plan should not interfere with any merger or other business combination approved by the board of directors, since the board may amend or terminate the Shareholder Rights Plan or redeem the Rights for a nominal amount prior to a person or group becoming an Acquiring Person.

      If the Shareholder Rights Plan is authorized by the shareholders and implemented by the Company, the Company's board of directors will declare a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $0.001 per share, of the Company, which as of April ___, 2005, numbered _____________ shares. The Company's outstanding common stock will be modified in that each share of common stock (other than any shares held by an Acquiring Person) will include a Right. However, the dividend, voting and liquidation rights applicable to the Company's common stock will not be affected by the issuance of the Rights. The Company is presently not obligated to pay any dividends on its common stock, and thus the Company is not in arrears with respect to any such dividends.

      New Rights will also be issued in connection with any newly-issued shares of common stock of the Company following the implementation of the Shareholder Rights Plan. As of April ___, the Company had _____________ shares of authorized but unissued common stock, and thus up to _____________ additional Rights could be issued in connection with the issuance of additional shares of common stock. In addition, to the extent additional shares of common stock are authorized by the shareholders in the future, additional Rights would be issuable upon the issue of any such additional shares.

      The Company will receive no consideration in connection with the issuance of Rights with respect to its presently outstanding common stock. As for any Rights issued in the future in connection with any new issuances of common stock, the Company will receive no additional consideration other than that received for the newly-issued common stock itself. However, in the event the Rights become exercisable in the future as described below, the Company will receive cash for each one one-thousandth of a share of preferred stock issued upon the exercise of a Right, subject to adjustment as described below. In the event the Rights become exercisable and any Rights are exercised, the Company anticipates that it will use the proceeds from the exercise of the Rights for general working capital purposes.

      Until the Rights are exercisable, they will trade with, and will be inseparable from, the Company's common stock, and the Rights will be evidenced only by certificates representing shares of such common stock. Any transfer of shares of common stock will constitute a transfer of Rights. In addition, until the Rights are exercisable, they will not create any rights in favor of their holders.

      The Rights will not become exercisable until ten days following a public announcement that a person or group has become an Acquiring Person or, if earlier, ten business days (or a later date determined by the board of directors before any person or group becomes an Acquiring Person) after a person or group begins or announces an intention to make a tender or exchange offer which, if completed, would result in that person or group becoming an Acquiring Person. Prior to exercise, the Rights do not give their holders any dividend, voting or liquidation rights. After the date the Rights become exercisable, the Rights will separate from the common stock and will be evidenced by Rights certificates that will be mailed to all eligible holders of common stock. As described above, any Rights held by an Acquiring Person are void and may not be exercised.

      Once the Rights become exercisable, each Right will allow its holder to purchase from the Company one one-thousandth of a share of the Company's Series A Junior Participating Preferred Stock ("Preferred Stock") for a price determined by the board of directors at the time the Shareholder Rights Plan is adopted (the "Exercise Price"). This price will be established based on the board's good faith estimate of what the fair market value of the Company's stock may be in the ten-year life of the plan and as a general rule is expected to be a multiple of three to six times the current market value of the Company's common stock at the time of adoption of the Shareholder Rights Plan. The number of shares of Preferred Stock issuable upon exercise of a Right and the Exercise Price are subject to adjustment in certain circumstances. In addition, if a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, for the Exercise Price, purchase Preferred Stock (or common stock if the Company so determines) with a market value equal to twice the Exercise Price, based on the market price of the common stock prior to such acquisition. If the Company is later acquired in a merger or similar transaction after the date the Rights become exercisable, all holders of Rights except the Acquiring Person may, for the Exercise Price, purchase shares of the acquiring corporation with a market value equal to twice the Exercise Price, based on the market price of the acquiring corporation's stock prior to such merger or similar acquisition. In this manner, the Acquiring Person is thus penalized because the other Rights holders have the ability to acquire common stock or Preferred Stock at favorable prices relative to the market price at the time.

      The board of directors may reduce the threshold at which a person or group becomes an Acquiring Person from 20% to not less than 10% of the outstanding common stock. In addition, Ken L. Kenworthy, Jr. and his spouse Karen Kenworthy, who currently collectively own 20% of the Company's outstanding common stock, will not be considered an Acquiring Person unless they collectively acquire beneficial ownership of more than 30% of the Company's outstanding common stock.

            The terms of the Preferred Stock will be fixed in a Certificate of Designations filed by the Company with the Secretary of State of the State of Oklahoma pursuant to an existing "blank check" preferred stock authorization in the Company's Certificate of Incorporation. The Preferred Stock will have the following terms, among others, in the event any Preferred Stock is issued pursuant to the Rights:

      o   The Preferred Stock will not be redeemable;

      o The Preferred Stock will rank junior to any and all other series of the Company's preferred stock and senior to the Company's common stock;

      o Each one one-thousandth of a share of Preferred Stock will entitle holders to quarterly cumulative preferential dividend payments of the greater of $1.00 or the per share dividend declared on the Company's common stock;

      o Upon liquidation of the Company, each one one-thousandth of a share of Preferred Stock will entitle holders to receive the greater of $1.00 or an amount equal to the payment made on one share of common stock;

      o Each one one-thousandth of a share of Preferred Stock will have the same voting power as one share of common stock; and

      o If shares of common stock are exchanged via merger, consolidation or a similar transaction, each one one-thousandth of a share of Preferred Stock will entitle holders to receive the amount received per share of common stock.

      Based on these rights, the value of one one-thousandth of a share of Preferred Stock should approximate the value of one share of common stock.

      The Rights will expire on the tenth anniversary of the adoption of the Shareholder Rights Plan. Alternatively, the board of directors may redeem the Rights for $0.01 per Right at any time before any person or group becomes an Acquiring Person. If the board of directors redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right the holders of Rights will have will be to receive the redemption price of $0.01 per Right. The redemption price will be adjusted if the Company effects a stock split or stock dividend of its common stock.

      After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of the Company's outstanding common stock, the board of directors may exchange the Rights, in whole or in part, at an exchange ratio of one share of common stock or an equivalent security for each Right, other than Rights held by an Acquiring Person.

      The board of directors may adjust the Exercise Price, the number of one one-thousandths of a share of Preferred Stock issuable upon the exercise of a Right and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split or a reclassification of the Preferred Shares or common stock. However, no adjustments to the Exercise Price of less than 1% will be made.

      The Shareholder Rights Plan may be amended or terminated by the board of directors without the consent of the holders of the Rights. However, the board may not amend the Shareholder Rights Plan to lower the threshold at which a person or group becomes an Acquiring Person to below 10% of the Company's outstanding common stock. In addition, the board may not cause a person or group to become an Acquiring Person by lowering this threshold below the percentage interest that such person or group already owns. After a person or group becomes an Acquiring Person, the board may not terminate the Shareholder Rights Plan or amend the Shareholder Rights Plan in a way that adversely affects holders of the Rights.

      The Company does not anticipate that the authorization of the Shareholder Rights Plan by the shareholders or its implementation by the Company will have any effect on the registration and listing of its common stock. Prior to issuing the Rights, the Company intends to register the Rights with the SEC pursuant to applicable securities laws and to list the Rights with NASDAQ to the extent required. The Company also intends to register and list the Preferred Stock issuable upon exercise of the Rights prior to the issuance of any such Preferred Stock, but the Company does not anticipate that such registration or listing of the Preferred Stock will be required for some time.

ADVANTAGES OF A SHAREHOLDER RIGHTS PLAN

      The goal of a shareholder rights plan, commonly referred to as a "poison pill," is typically to create a level of prospective dilution of any person or group attempting to acquire a significant stake in the subject corporation such that the acquisition by the person or group will not be economically viable unless it is effected through negotiation with the corporation's board of directors. It is important to note that a shareholder rights plan does not prevent takeovers or other merger or similar transactions involving the corporation. Instead, a shareholder rights plan reduces the risk of coercive two-tier tender offers, "creeping acquisitions" and other tactics which are perceived as unfair to the corporation's shareholders by effectively requiring the prospective acquirer to negotiate the terms of a transaction with the corporation's board of directors. If the board believes a proposed acquisition is in the best interests of the corporation and its shareholders, it can amend or terminate the shareholder rights plan or redeem the outstanding rights for a nominal amount in order to permit the completion of the transaction. Thus, a prospective bidder is more likely to propose a higher takeover price, an offer for all shares of the corporation instead of a partial offer, or otherwise more favorable terms than would generally be available in the absence of a rights plan. If a rights plan is not in place, the board of directors has less power to combat an offer by a prospective acquirer if the board believe it is unfair.

      In the context of a negotiation with a prospective acquirer of a corporation, the enhanced bargaining leverage of the board of directors of a company with a rights plan in place may produce a more favorable price for all of the corporation's shareholders. The necessity of a prospective acquirer negotiating with the board (as opposed, for example, to a prospective acquirer commencing a hostile tender offer) means that the board of directors will have suitable time to consider the prospective acquirer's offer and to evaluate alternative transactions, which may result in more favorable terms.

      As a practical matter, because the effect of rights plans is so dilutive to potential acquirors, there are few, if any, instances in which acquirors have taken actions that would result in the rights becoming exercisable. Therefore, the Company does not expect that the Rights will ever be exercised.

DISADVANTAGES OF A SHAREHOLDER RIGHTS PLAN

      Unsolicited hostile takeover attempts do not always have unfavorable consequences or effects and may provide all of the shareholders with considerable value for their shares. Because a shareholder rights plan is designed to deter hostile takeover offers, the adoption of a rights plan will likely have the effect of discouraging or defeating certain takeover bids, perhaps including some takeover bids which the shareholders may believe would be in their best interests. This concern is amplified by the existence of other takeover defenses, such as the proposed Classified Board Amendment (see Proposal No. 2 - Amendment of Certificate of Incorporation to Provide for Classified Board of Directors).

APPROVAL THRESHOLD

      The board of directors intends to adopt and implement the Shareholder Rights Plan if authorized by a majority of the votes cast by shareholders at the Annual Meeting.

RECOMMENDATION OF THE BOARD

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE AUTHORIZATION OF THE SHAREHOLDER RIGHTS PLAN.

                                 PROPOSAL NO. 4
                          RATIFICATION OF SELECTION OF
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      The Audit Committee has directed the Company to submit the selection of Smith Carney as the Company's independent registered public accounting firm for ratification by the shareholders at the Annual Meeting. Neither the Company's bylaws nor other governing documents or law require shareholder ratification of the selection of Smith Carney as the Company's independent registered public accounting firm. However, the Audit Committee is submitting the selection of Smith Carney to the shareholders for ratification as a matter of good corporate practice, consistent with the 2005 Corporate Governance Policy of Institutional Shareholder Services. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee may in its discretion direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

APPROVAL THRESHOLD

      The selection of Smith Carney as the Company's independent registered public accounting firm for the year ending December 31, 2005, will be ratified if it is approved by a majority of the votes cast by shareholders at the Annual Meeting.

RECOMMENDATION OF THE BOARD

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF SMITH CARNEY AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2005.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

      For information with respect to the security ownership of certain beneficial owners and management, please see Part III, Item 11, in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004, a copy of which is enclosed.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS;
                             EXECUTIVE COMPENSATION;
                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

      For information with respect to directors, executive officers, executive compensation and compliance with Section 16(a) of the Securities Exchange Act, please see Part III, Items 9 and 10, in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004, a copy of which is enclosed.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      For information with respect to this matter, please see Part III, Item 12, in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004, a copy of which is enclosed.

                                VOTING PROCEDURES

      As described above, directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting. The Classified Board Amendment will be adopted if it is approved by holders of a majority of the Company's outstanding common stock at the Annual Meeting. The authorization of the Shareholder Rights Plan, the ratification of Smith Carney as the Company's independent registered public accounting firm for the year ending December 31, 2005, and all other matters properly brought before the Annual Meeting will be decided by a majority of the votes cast on the matter at the Annual Meeting, unless otherwise required by law.

      Shares represented by proxies that are marked "withhold authority" with respect to the election of any one or more nominees for election as directors will be counted for the purpose of determining the number of shares represented by proxy at the meeting. Because directors are elected by a plurality rather than a majority of the shares present in person or represented by proxy at the Annual Meeting, proxies marked "withhold authority" with respect to any one or more nominees will not affect the outcome of a nominee's election unless the nominee receives no affirmative votes or unless other candidates are nominated for election as directors.

      Shares represented by limited proxies will be treated as represented at the meeting only as to such matter or matters for which authority is granted in the limited proxy. Shares represented by proxies returned by brokers where the brokers' discretionary authority is limited by stock exchange rules will be treated as represented at the Annual Meeting only as to such matter or matters voted on in the proxies. Because the Classified Board Amendment requires the approval of a majority of the Company's outstanding common stock, a lack of voting direction with respect to the Classified Board Amendment will have the effect of a "no" vote with respect to the Classified Board Amendment proposal.

      Unless otherwise directed in the proxy, shares represented by valid proxies will be voted FOR the election of the director nominees. With respect to the approval of the Classified Board Amendment, the approval of the Shareholder Rights Plan or the ratification of Smith Carney as the Company's independent registered public accounting firm for the year ending December 31, 2005, shares represented by proxies will be voted in accordance with the recommendations of the board of directors. As to any other business which may properly come before the Annual Meeting, shares represented by proxies will be voted in accordance with the recommendations of the board of directors, although the Company does not presently know of any such other business.

                            PROPOSALS OF SHAREHOLDERS

      Each year the board of directors submits its nominations for election of directors at the Annual Meeting of Shareholders. Other proposals may be submitted by the board of directors or the shareholders for inclusion in the Proxy Statement for action at the Annual Meeting. Any proposal submitted by a shareholder for inclusion in the Proxy Statement for the Annual Meeting of Shareholders to be held in 2006 must be received by the Company (addressed to the attention of the Secretary) on or before December ___, 2005. Any shareholder proposal submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 for presentation at the Company's 2006 annual meeting will be considered untimely for purposes of Rule 14a-4 if notice thereof is received by the Company after March ___, 2006. The proxy solicited by the board of directors for the 2006 Annual Meeting will confer discretionary authority to vote on any such shareholder proposal presented at the 2006 Annual Meeting unless the Company is provided with timely notice of the proposal. To be submitted at the meeting, any such proposal must be a proper subject for shareholder action under the laws of the State of Oklahoma.

                                  OTHER MATTERS

      As of the date of this Proxy Statement, the Company does not know of any other matters to be presented for action at the Annual Meeting other than those listed in the Notice of Meeting and referred to herein. Additional business may properly be brought before the Annual Meeting by or at the direction of the Company's board of directors.

                                  ANNUAL REPORT

      The Company's Annual Report to the Securities and Exchange Commission on Form 10-KSB for the year ended December 31, 2004, including audited financial statements, is enclosed with this Proxy Statement. Item 8 of Part II and Items 9, 10, 11, 12 and 14 of Part III of the Annual Report are referenced in, and are a part of, this Proxy Statement.

      COPIES OF THE EXHIBITS OMITTED FROM THE ENCLOSED ANNUAL REPORT ON FORM 10-KSB ARE AVAILABLE TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO KEN
L. KENWORTHY, SR., 9400 NORTH BROADWAY, SUITE 600, OKLAHOMA CITY, OKLAHOMA
73114.

               APPENDIX A TO PROXY STATEMENT OF GMX RESOURCES INC.
               ----------
================================================================================

                       PROPOSED CLASSIFIED BOARD AMENDMENT


                      AMENDED CERTIFICATE OF INCORPORATION
                                       OF
                               GMX RESOURCES INC.


      The undersigned officers of GMX RESOURCES INC., an Oklahoma corporation (the "Corporation"), hereby file this Amended Certificate of Incorporation to reflect an amendment to the Corporation's Certificate of Incorporation as set forth below:

          ELEVENTH. Notwithstanding anything contained in the Certificate of Incorporation or the Bylaws of the Corporation to the contrary:

              (1) Number, Election and Terms. The Board of Directors of the Corporation shall consist of not less than three members with the exact number to be fixed from time to time by the Board of Directors. Upon the adoption of this Article ELEVENTH, the Board of Directors shall divide the directors of the Corporation into three classes, designated Class I, Class II, and Class III, as nearly equal in number as possible, with the term of office of the Class I directors to expire at the 2006 annual meeting of shareholders, the term of office of the Class II directors to expire at the 2007 annual meeting of shareholders, and the term of office of the Class III directors to expire at the 2008 annual meeting of shareholders. At each annual meeting of shareholders following such initial classification and election, the number of directors equal to the number of directors of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting of shareholders. Each director shall hold office until his or her successor is elected and qualified, or until his or her earlier resignation or removal.

              (2) Newly Created Directorships and Vacancies. Newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by the affirmative vote of at least two-thirds of the directors then in office, although less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which they have been elected expires and until their respective successors are elected and qualified.

              (3) Removal. At a meeting of shareholders called expressly for that purpose, any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, only by the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Corporation then entitled to be voted in an election of directors.

              (4) Amendment, Repeal, etc. The affirmative vote of the holders of at least two-thirds of the outstanding shares of the Corporation then entitled to be voted in an election of directors shall be required to alter, amend or repeal, or to adopt any provision inconsistent with, this Article ELEVENTH.

      The undersigned officers certify that the foregoing amendment was adopted in accordance with the procedures set forth in Section 1077 of the Oklahoma General Corporation Act.

      IN WITNESS WHEREOF, the undersigned officers have executed this Amended Certificate of Incorporation this ____ day of _______________, 2005.


                                       GMX  RESOURCES  INC.



                                       By:
                                               ---------------------------------
                                               Ken L. Kenworthy, Jr., President



ATTEST:




Ken L. Kenworthy, Sr., Secretary

                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                               GMX RESOURCES INC.
                         9400 NORTH BROADWAY, SUITE 600
                          OKLAHOMA CITY, OKLAHOMA 73114
                                 (405) 600-0711

      The undersigned hereby appoints Ken L. Kenworthy, Sr. and Amber Croissant, and each of them, as proxies (the "Proxies"), each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of GMX RESOURCES INC. held of record by the undersigned on the record date at the Annual Meeting of Shareholders to be held on May 17, 2005, or any reconvention thereof.

            Please mark your votes as indicated in this example:

ITEM 1.     ELECTION OF DIRECTORS           FOR              WITHHELD FOR ALL

Nominees:

            Ken L. Kenworthy, Jr.
            Ken L. Kenworthy, Sr.
            T. J. Boismier
            Steven Craig
            Jon W. "Tucker" McHugh

WITHHELD FOR (Write nominee name(s) in the space provided):  __________________

ITEM 2. AMENDMENT OF CERTIFICATE OF INCORPORATION TO PROVIDE FOR CLASSIFIED BOARD OF DIRECTORS

                                            FOR              AGAINST




ITEM 3.     AUTHORIZATION OF SHAREHOLDER RIGHTS PLAN

                                            FOR              AGAINST




ITEM 4. RATIFICATION OF SELECTION OF SMITH, CARNEY & CO., P.C. AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                                            FOR              AGAINST




      In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. If any other business is presented at the Annual Meeting, this Proxy shall be voted in accordance with the recommendations of the board. As to Items 1 through 4, this Proxy will be voted as directed, but if no directions are indicated, it will be voted FOR the nominees listed in Item 1 and FOR the approval of all other Items.

                                       Signature(s)
                                                     ---------------------------

                                       Date
                                             -----------------------------------

NOTE: Please sign as name appears hereon. Only one joint owner is required to sign. When signing as attorney, administrator, trustee or guardian, please give full title as such.

          APPENDIX TO PROXY STATEMENT OF GMX RESOURCES INC. CONTAINING
            SUPPLEMENTAL INFORMATION REQUIRED TO BE PROVIDED TO THE
                       SECURITIES AND EXCHANGE COMMISSION

      The following is information required to be provided to the Securities and Exchange Commission in connection with the preliminary proxy materials of GMX RESOURCES INC. (the "Company") in connection with the 2005 Annual Meeting of Shareholders of the Company. This information is not deemed to be part of the Proxy Statement and will not be provided to shareholders in connection with the Proxy Statement.

I. The Company anticipates that definitive proxy materials will be mailed to shareholders on or about April 25, 2005.